UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

TRUPANION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

907 NW Ballard Way

Seattle, Washington 98107

(Address of principal executive offices, including zip code)

(855) 727-9079

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2014, Trupanion, Inc. (the “Company”) entered into the Seventh Amendment to the Amended and Restated Loan and Security Agreement, by and among the Company, Square 1 Bank and Trupanion Managers USA, Inc., which, among other things, increased the maximum amount available under the revolving line of credit from $15 million to $20 million.

The Company expects to file the Seventh Amendment as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2014.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, the board of directors (the “Board”) of the Company appointed Robin Ferracone to the Board as a Class I director, effective December 31, 2014. Ms. Ferracone was also appointed as a member of the Compensation Committee of the Board. Ms. Ferracone was appointed to fill the vacancy in the seat previously held by Edward Philip, who at the Board’s request provided notice to the Board on December 17, 2014 of his intention to resign from the Board in order to accommodate Ms. Ferracone’s appointment. Mr. Philip’s decision was not the result of any disagreement with the Company or the Board.

There is no arrangement or understanding with any person pursuant to which Ms. Ferracone was appointed as a member of the Board. There are also no family relationships between Ms. Ferracone and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Ferracone’s appointment to the Board, she received a stock option to purchase a number of shares of the Company’s common stock determined by dividing $80,000 by the fair value of such stock options using the methodology and assumptions of ASC 718 and the closing price of the Company’s common stock on the New York Stock Exchange (the “NYSE”) as of the second trading day following the Company’s filing of a Form 8-K with the Securities and Exchange Commission announcing its financial results for the year ended December 31, 2014 (or, if later, the first trading thereafter on which the Company’s trading window under its insider trading policy is open) (the “Grant Date”). Such stock option will have an exercise price equal to the closing sale price of the Company’s common stock as reported on the Grant Date by the NYSE and will vest in full 12 months from the Grant Date. The Company also entered into its standard form of indemnification agreement with Ms. Ferracone. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-196814), originally filed with the Securities and Exchange Commission on June 16, 2014, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.
By:	/s/ Darryl Rawlings

Darryl Rawlings
Chief Executive Officer

Date: December 23, 2014

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